Exhibit 10.4

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of November 14, 2008, by and between SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and AMERICAN SCIENCE AND ENGINEERING, INC, a Massachusetts corporation with its chief executive office located at 829 Middlesex Turnpike, Billerica, Massachusetts 01821 (“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 11, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 11, 2003, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of June 30, 2004, between Borrower and Bank, as amended by a certain Second Loan Modification Agreement dated as of November 30, 2004, between Borrower and Bank, and as further amended by a certain Third Loan Modification Agreement dated as of November 16, 2006, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of August 11, 2003, as amended by a certain First Amendment to Intellectual Property Security Agreement dated as of August 23, 2004, and as amended by a Second Amendment to Intellectual Property Security Agreement dated as of November 16, 2006 (as amended, the “IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

1.             Modifications to Loan Agreement.

1.             The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.2(a) thereof:

“              (a)           As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account.  The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Twenty Million Dollars ($20,000,000.00).”

and inserting in lieu thereof the following:

“              (a)           As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account.  The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Forty Million Dollars ($40,000,000.00).”

2.             The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.3 thereof:

“2.1.3     Foreign Exchange Sublimit.  If there is availability under the Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”).  Bank shall subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit, which sublimit is a maximum of $5,000,000.00 (the “FX Reserve”).  The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve.  Bank may terminate the FX Forward Contracts if an Event of Default occurs.”

and inserting in lieu thereof the following:

“2.1.3     Foreign Exchange Sublimit.  If there is availability under the Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”).  Bank shall subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit, which sublimit is a maximum of $10,000,000.00 (the “FX Reserve”).  The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve.  Bank may terminate the FX Forward Contracts if an Event of Default occurs.”

3.             The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.4 thereof:

“2.1.4     Cash Management Services Sublimit.  Borrower may use up to $5,000,000.00 for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the “Cash Management Services”).  Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line.  Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

and inserting in lieu thereof the following:

“2.1.4     “Cash Management Services Sublimit.  Borrower may use up to $10,000,000.00 for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the “Cash Management Services”).  Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line.  Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

4.             The Loan Agreement shall be amended by deleting the following appearing as Section 2.2 thereof:

“2.2        Overadvances.  If, at any time Borrower’s Unrestricted Cash is less than Thirty Million Dollars ($30,000,000.00) for a period of thirty (30) consecutive days, and the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

and inserting in lieu thereof the following:

“2.2        Overadvances.  If, at any time Borrower’s Unrestricted Cash, Cash Equivalents, and short-term investments maintained with Bank or Bank’s Affiliates are less than Sixty Million Dollars ($60,000,000.00) for a period of thirty (30) consecutive days, and the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

5.             The Loan Agreement shall be amended by deleting the following appearing as Sections 2.4(b) and (c) thereof:

“              (b)                                 Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank.   For purposes hereof, any Letter of Credit Reserve, any F/X Reserve, or Cash Management Services held or in place for any calendar year shall constitute a utilization of the Revolving Line. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.

(c)                                  Letter of Credit Fee.  The Borrower shall pay the Bank’s customary fees and expenses for the issuance of Letters of Credit, including, without limitation, a Letter of Credit Fee of ..85% per annum of the face amount of each Letter of Credit issued, upon the issuance or renewal of such Letter of Credit by the Bank; and “

and inserting in lieu thereof:

“              (b)                                 Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank.   For purposes hereof, any Letter of Credit Reserve, any F/X Reserve, or Cash Management Services held or in place for any calendar year shall constitute a utilization of the Revolving Line. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.  Notwithstanding the foregoing, such Unused Revolving Line Facility Fee shall be waived for any quarter in which Credit Extensions have been made in an aggregate average amount equal to or greater than Twenty-Five Million Dollars ($25,000,000.00) for such quarter.

(c)           Letter of Credit Fee.  The Borrower shall pay the Bank’s customary fees and expenses as set forth in Schedule 2.3 attached hereto, for the issuance or renewal of Letters of Credit, upon the issuance or the renewal of such Letter of Credit by Bank; and”

6.             The Loan Agreement shall be amended by inserting the following new text, appearing at the end of Section 6.2 thereof:

“              Notwithstanding the above financial reporting requirements, in the event that Borrower maintains cash with Bank in an amount equal to or greater than Sixty Million Dollars ($60,000,000) at all times during any quarter, the financial reporting requirements set forth in subsections (b) and (d) above shall not be required in connection with such quarter.”

7.             The Loan Agreement shall be amended by deleting the following text, appearing as Section 6.7(b) thereof:

“              (b)           Minimum EBIT.  Borrower shall have minimum quarterly EBIT of at least Three Million Five Hundred Thousand Dollars ($3,500,000.00).”

and inserting in lieu thereof the following:

“              (b)           Minimum EBIT.  Commencing as of September 30, 2008, and as of the last day of each quarter thereafter, Borrower shall have minimum quarterly EBIT of at least Three Million Dollars ($3,000,000.00).”

8.             The Loan Agreement shall be amended by deleting the following provision appearing as Section 7.6 thereof:

“7.6        Distributions; Investments.  (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.”

and inserting in lieu thereof the following:

“7.6        Distributions; Investments.  (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends in an amount not to exceed Ten Million Dollars ($10,000,000.00) in the aggregate, per fiscal year, or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.”

9.             The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“              “Availability Amount” is: (a) if Borrower’s Unrestricted Cash is greater than or equal to Thirty Million Dollars ($30,000,000.00), the Revolving Line, minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (ii) the FX Reserve, and minus (iii) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services); or (b) if Borrower’s Unrestricted Cash is less than Thirty Million Dollars ($30,000,000.00) for a period of thirty (30) consecutive days, the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (x) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (y) the FX Reserve, and minus (z) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“              “Borrowing Base” is eighty-five percent (85.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

“              “Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower notice.  Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

(a)           Accounts that the account debtor has not paid within one hundred twenty (120) days of invoice date;

(b)           Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within one hundred twenty (120) days of invoice date;

(c)           Credit balances over one hundred twenty (120) days from invoice date;

(d)           Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed thirty-five (35%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(e)           Accounts for which the account debtor does not have its principal place of business in the United States;

(f)            Accounts for which the account debtor is a federal, state or local government entity or any department, agency or instrumentality thereof except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727) (with the exception of such Accounts approved by the Bank, on a case by a case basis, in its sole and absolute discretion);

(g)           Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h)           Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(i)            Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(j)            Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the account debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(k)           Accounts for which Bank reasonably determines collection to be doubtful.”

“              “Revolving Line” is an Advance or Advances of up to Twenty Million Dollars ($20,000,000.00).”

“              “Revolving Maturity Date” is November 14, 2008.”

and inserting in lieu thereof the following:

“              “Availability Amount” is: (a) if Borrower’s Unrestricted Cash, Cash Equivalents, and short-term investments maintained at Bank or Bank’s Affiliates are greater than or equal to Sixty Million Dollars ($60,000,000.00), the Revolving Line, minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (ii) the FX Reserve, and minus (iii) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services); or (b) if Borrower’s Unrestricted Cash, Cash Equivalents, and short-term investments are maintained at Bank or Bank’s Affiliates are less than Sixty Million Dollars ($60,000,000.00) for a period of thirty (30) consecutive days, the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (x) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (y) the FX Reserve, and minus (z) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“              “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

“              “Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower notice.  Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

(a)           Accounts that the account debtor has not paid within ninety (90) days of invoice date;

(b)           Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c)           Credit balances over ninety (90) days from invoice date;

(d)           Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(e)           Accounts for which the account debtor does not have its principal place of business in the United States;

(f)            Accounts for which the account debtor is a federal, state or local government entity or any department, agency or instrumentality thereof except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727) (with the exception of such Accounts approved by the Bank, on a case by a case basis, in its sole and absolute discretion);

(g)           Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h)           Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(i)            Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue);

(j)            Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(k)           Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the account debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(l)            Accounts for which Bank reasonably determines collection to be doubtful.”

“              “Revolving Line” is an Advance or Advances of up to Forty Million Dollars ($40,000,000.00).”

“              “Revolving Maturity Date” is November 13, 2009.”

10.           The Loan Agreement shall be amended by inserting the following new definition to appear alphabetically in Section 13.1:

“              “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.”

11.           The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Exhibit A hereto.

12.           The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.

13.           The Loan Agreement shall be amended by inserting Schedule 2.3, attached as Exhibit D hereto.

B.            Waivers.

1.             Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with the financial reporting requirements set forth in Section 6.2(c) thereof as of the quarters ended December 31, 2007, March 31, 2008, and June 30, 2008.  Bank’s waiver of Borrower’s compliance of said affirmative covenant shall apply only to the foregoing specific periods.

4.             FEES.  A fully earned, non-refundable facility fee of Three Hundred Thousand Dollars ($300,000.00) is earned and payable as of the date hereof.  The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF IP SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms and agrees that said IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Security Agreement, and shall remain in full force and effect.  Notwithstanding the terms and conditions of the IP Security Agreement, the Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least five (5) days’ prior written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.  Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.  In addition, the Borrower shall provide written notice to Bank, on a quarterly basis, regarding any application filed by Borrower in the United States Patent and Trademark Office for a patent or to register a trademark or service mark.

6.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 11, 2003, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof, except to the extent such disclosure is updated by the information contained in Exhibit C, attached hereto as a supplement to the Exhibit B previously delivered to the Bank.

7.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Remainder of page intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

AMERICAN SCIENCE AND ENGINEERING, INC.		SILICON VALLEY BANK

By:	/s/ Kenneth J. Galaznik	By:	/s/ Jane A. Braun

Name: Kenneth J. Galaznik		Name: Jane A. Braun

Title: Chief Financial Officer		Title: Senior Vice President

The undersigned, AS&E GLOBAL, INC.,  a Massachusetts corporation (“Guarantor”) hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain (A) Unlimited Guaranty dated August 11, 2003 (the “Guaranty”), and (B) a certain Security Agreement by Guarantor in favor of the Bank dated August 11, 2003 (the “Security Agreement”); and (ii) acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

AS&E GLOBAL, INC.

By:	/s/ Kenneth J. Galaznik

Name: Kenneth J. Galaznik

Title: Chief Financial Officer

EXHIBIT A

BORROWING BASE CERTIFICATE

Borrower: American Science and Engineering, Inc.
Lender:   Silicon Valley Bank
Commitment Amount:     $40,000,000.00

ACCOUNTS RECEIVABLE
(1)

Accounts Receivable Book Value as of

$

(2)

Additions (please explain on reverse)

$

(3)

TOTAL ACCOUNTS RECEIVABLE

$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
(4)

Amounts over 90 days due

$

(5)

Balance of 50% over 90 day accounts

$

(6)

Credit balances over 90 days

$

(7)

Concentration Limits

$

(8)

Foreign Accounts

$

(9)

Governmental Accounts

$

(10)	Contra Accounts
$

(11)	Promotion or Demo Accounts
$

(12)	Intercompany/Employee Accounts
$

(13)	Disputed Accounts
$

(14)	Other (please explain on reverse)

$

(15)	Deferred Revenue
$

(16)	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS
$

(17)	Eligible Accounts (#3 minus #16)
$

(18)	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #17)
$

BALANCES
(19)	Maximum Loan Amount
$

(20)	Total Funds Available (Lesser of #19 and #18)
$

(21)	Present balance owing on Line of Credit
$

(22)	Outstanding under Sublimits (L/C, Cash Mgt, Fx)
$

(23)	RESERVE POSITION (#20 minus #21 and #22)
$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

:	BANK USE ONLY
COMMENTS	Received by:
AUTHORIZED SIGNER
Date:
By:	Verified:
Authorized Signer	AUTHORIZED SIGNER

Date:	Date:
Compliance Status: Yes No

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
FROM:	AMERICAN SCIENCE AND ENGINEERING, INC.

The undersigned authorized officer of AMERICAN SCIENCE AND ENGINEERING, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with CC	Quarterly within 45 days	Yes	No
Annual (CPA Audited)	FYE within 90 days	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
BBC, A/R Agings,*	Quarterly within 45 days	Yes	No
Deferred Revenue Schedule	Quarterly within 45 days	Yes	No
Audit*	Annually	Yes	No

* When cash at Bank is less than $60,000.00 (See Section 6.2 of the Loan Agreement)

Notification of registration of Intellectual Property

The following Intellectual Property was registered after the Closing Date (if blank, read “None”)

Financial Covenant	Required	Actual	Complies

Minimum Adjusted Quick Ratio (Quarterly)	2.0:1.0	:1.0	Yes	No
Minimum EBIT (Quarterly)	$3,000,000	$	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received By:
Date:	Date:
SIGNATURE	Reviewed By:
Compliance Status: Yes / No
TITLE

EXHIBIT C

EXHIBIT D

Schedule 2.3

Export Letters of Credit
Pre-Advice	$ 45.00
Advice	$ 85.00
Amendment	$ 70.00
Confirmation	By Arrangement, Minimum $ 150.00/Quarter
Confirmation-Standby LC	By Arrangement, Minimum $ 250.00/Quarter
Less than $5M	-	1/8%, Minimum $125.00
$5M - $15M	-	1/10%, Minimum $125.00
Examination \ Payment:	Great than $15M	-	1/12%, Minimum $125.00
Documents Sent Unexamined	$ 100.00
Acceptance	2%, Minimum $ 150.00
Deferred Payment: Confirmed LC	By Arrangement, Minimum $ 150.00

Unconfirmed LC	$ 100.00
Transfer Letter of Credit	1/4%, Minimum $ 250.00
Assignment of Proceeds	1/4%, Minimum $ 150.00
Discrepancy	$ 75.00
Export Bills Discounting	By Arrangement, Minimum $ 250.00
Document Preparation	$ 150.00
Re-examination & Pre-examination Fee	$ 50.00	Per Examination
Special Handling - Excess Detail	$ 125.00

Standby Letters of Credit
Issuance:	Opening Commission	85% P.A., Minimum $ 300.00
Auto-renewal/Evergreen	$ 150.00 Per Renewal Period Plus Commission
Origination Fee	$ 250.00
Amendment:	Increase or Extension	85% P.A., Minimum $ 300.00
Narrative	$ 100.00
Examination\Payment	1/8%, Minimum $ 150.00
Transfer	1/4%, Minimum $ 250.00
Assignment of Proceeds	1/4%, Minimum $ 150.00
Discrepancy	$ 75.00
Auto-Reduction - Maintenance Fee	1st Free, $250.00 Each Reduction Thereafter
Drafted but not issued	$ 300.00 Per Draft
Consultation Fee	$ 100.00	Per hour
Special Handling - Excess Detail	$ 125.00

Collections - Incoming & Outgoing
Documentary:	Sight		$ 110.00
	Usance	(Time)	$ 125.00
	Direct Collection		$ 75.00
Clean Collection			$ 50.00
Other Collection Services:	Amendment		$ 30.00
	Partial Payments		$ 50.00
	Tracers		1st Free, $ 30.00 Each Tracer Thereafter
	Protest		$ 250.00	Plus expenses
	Cancellation Unpaid		$ 30.00
	Air Release / Shipside Bond		1/4% Per Quarter, Minimum $150.00
	Maintenance:		$ 50.00	Per Month
Items unpaid beyond 30 days from due date

Miscellaneous
Postage			$ 10.00	Minimum
Courier:	Domestic		$ 25.00	Minimum
	International		$ 60.00	Minimum
Fax Messages:	Domestic		$ 10.00
	International		$ 20.00
Swift or Telex:	Short (1Page)		$ 30.00
	Long (2 or More Pages)	$ 75.00		Minimum
Investigations			$ 75.00	Per Hour Plus Swift/Telex Charges
Payments by Cashiers Check			$ 35.00
Payments by Fedwire			$ 30.00

NOTE: Additional charges may be added to cover out-of-pocket or unusual expenses.